As filed with the Securities and Exchange Commission on July 23, 2007

                                   Securities Act Registration No. 333-_________
                                                 Exchange Act File No. 001-31924
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)

               NEBRASKA                                     84-0748903
    (State or other jurisdiction of                        (IRS Employer
    incorporation or organization)                      Identification No.)

                        121 SOUTH 13TH STREET, SUITE 201
                             LINCOLN, NEBRASKA 68508
               (Address of Principal Executive Offices) (Zip Code)

                       NELNET, INC. RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                 TERRY J. HEIMES
                             CHIEF FINANCIAL OFFICER
                                  NELNET, INC.
                        121 SOUTH 13TH STREET, SUITE 201
                             LINCOLN, NEBRASKA 68508
                     (Name and address of agent for service)

                                 (402) 458-2370
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed     Proposed
                                                     maximum     maximum
     Title of                         offering      aggregate    Amount of
    securities       Amount to be       price        offering   registration
 to be registered    registered(1)    per share       price         fee
 ----------------    -------------    ---------     ---------   -----------
    Class A
 Common Stock,         1,000,000      $22.73(2)   $22,730,000   $697.81(3)
par value $0.01        shares(1)
   per share

---------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also shall cover any additional shares of Class A common stock which become issuable under the plan resulting from any stock dividend, stock split, or similar transaction.

(2) Solely for the purpose of computing the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, the price shown is based upon the price of $22.73 per share, which is the average of the high and low selling prices for the registrant's Class A common stock as reported on the New York Stock Exchange on July 18, 2007.

(3) Calculated under Section 6(b) of the Securities Act as 0.0000307 of $22,730,000. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 1,000,000 shares of Class A common stock under the plan. A Registration Statement on Form S-8 (Registration No. 333-112374) has been previously filed for 1,000,000 shares of Class A common stock under the plan.

        This registration statement relates to the previously filed registration statement discussed below and is being filed under General Instruction E. of Form S-8 in order to register additional shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective.

        On January 30, 2004, the registrant filed a registration statement on Form S-8 (File No. 333-112374) to register 2,100,000 shares of Class A common stock, which included 1,000,000 shares of Class A common stock issuable under the Nelnet, Inc. Restricted Stock Plan (the "Plan"). The contents of that registration statement are incorporated by reference into this registration statement. The registrant is now filing this separate registration statement to register an additional 1,000,000 shares of Class A common stock which, as a result of an amendment to the Plan, may be issued thereunder.

ITEM 8.   EXHIBITS.

        The following exhibits are furnished as part of this registration statement:

  Exhibit
    No.       Description
    ---       -----------

5.1*          Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O.

23.1*         Consent of KPMG LLP.

23.2*         Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O.
              (included in Exhibit 5.1).

24.1*         Power of Attorney (included in signature page hereof).

99.1 Nelnet, Inc. Restricted Stock Plan, as amended through May 24, 2007 (filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on May 31, 2007 and incorporated herein by reference).

----------------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

        (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that the undertakings set forth in paragraphs
        (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on July 23, 2007.

                                      NELNET, INC.

                                      By: /S/ MICHAEL S. DUNLAP
                                          -------------------------------
                                              Michael S. Dunlap
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Michael S. Dunlap and Terry J. Heimes his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as the undersigned could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                   Date
---------                    -----                                   ----

 /S/ MICHAEL S. DUNLAP       Chairman of the Board of Directors    July 23, 2007
------------------------     and Chief Executive Officer
Michael S. Dunlap            (Principal Executive Officer)



/S/ TERRY J. HEIMES          Chief Financial Officer               July 23, 2007
------------------------     (Principal Financial Officer and
Terry J. Heimes              Principal Accounting Officer)



                             Director                            ______________
------------------------
Stephen F. Butterfield



                             Director                            ______________
------------------------
James P. Abel


 /S/ THOMAS E. HENNING       Director                              July 20, 2007
------------------------
Thomas E. Henning


 /S/ BRIAN J. O'CONNOR       Director                              July 20, 2007
------------------------
Brian J. O'Connor


 /S/ MICHAEL D. REARDON      Director                              July 20, 2007
------------------------
Michael D. Reardon


 /S/ JAMES H. VAN HORN       Director                              July 20, 2007
------------------------
James H. Van Horn